[SASM&F Letterhead]


                                                              August 13, 1996



Consolidated Cigar Holdings Inc.
5900 North Andrews Avenue
Suite 700
Fort Lauderdale, Florida 33309-2369

                        Re:  Consolidated Cigar Holdings Inc.
                             Registration Statement on Form S-1
                             ----------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Consolidated Cigar Holdings Inc., a Delaware corporation (the "Company"), in connection with the initial public offering by the Company of up to 5,175,000 shares (including 675,000 shares subject to over-allotment options) of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"). Such shares of Class A Common Stock, together with any additional shares of Class A Common Stock which are registered in a registration statement (a "Rule 462(b) Registration Statement") filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), are collectively referred to herein as the "Shares".

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-6819) as filed with the Securities and Exchange Commission (the "Commission") on June 26, 1996 under the Securities Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on July 30, 1996 under the Securities Act;





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Consolidated Cigar Holdings Inc.
August 13, 1996
Page 2


(iii) Amendment No. 2 to the Registration Statement as filed with the Commission on August 13, 1996 under the Securities Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (iv) the form of U.S. Underwriting Agreement (the "U.S. Underwriting Agreement") proposed to be entered into between the Company, as issuer, and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, and Chase Securities Inc., as underwriters (the "U.S. Underwriters"), filed as an exhibit to the Registration Statement; (v) the form of International Underwriting Agreement (the "International Underwriting Agreement" and, together with the U.S. Underwriting Agreement, the "Underwriting Agreements") proposed to be entered into between the Company, as issuer, and Goldman Sachs International, Merrill Lynch International, Morgan Stanley & Co. International and Chase Manhattan International Limited, as underwriters (the "International Underwriters" and, together with the U.S. Underwriters, the "Underwriters"), filed as an exhibit to the Registration Statement; (vi) a specimen certificate representing the Class A Common Stock; (vii) the Certificate of Incorporation of the Company, as presently in effect and the form of Amended and Restated Certificate of Incorporation of the Company to become effective upon consummation of the offerings contemplated by the Registration Statement; (ix) the By-Laws of the Company, as presently in effect and the form of Amended and Restated By-Laws to become effective upon consummation of the offerings contemplated by the Registration Statement; (x) certain resolutions of the sole stockholder of the Company and the Board of Directors of the Company relating to the adoption of the Amended and Restated Certificate of Incorporation of the Company; and (xi) certain resolutions of the Board of Directors of the Company and drafts of certain resolutions (the "Draft Resolutions") of the Pricing Committee of the Board of Directors of the Company (the "Pricing Committee") relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have


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Consolidated Cigar Holdings Inc.
August 13, 1996
Page 3


deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that when (i) the Amended and Restated Certificate of Incorporation of the Company in the form examined by us has been filed with the Secretary of State of the State of Delaware and has become effective; (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments and any Rule 462(b) Registration Statement) becomes effective; (iii) the Draft Resolutions have been adopted by the Pricing Committee; (iv) the price at which the Shares are to be sold to the Underwriters pursuant to the Underwriting Agreements and other matters relating to the issuance and sale of the Shares have been approved by the Pricing Committee in accordance with the Draft Resolutions; (v) the Underwriting Agreements have been duly executed and delivered; and (vi) certificates representing the Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the


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transfer agent and registrar for the Class A Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Class A Common Stock as contemplated by the Underwriting Agreements, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. We further consent to the incorporation of this opinion by reference as an exhibit to any Rule 462(b) Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included or incorporated by reference in any such Rule 462(b) Registration Statement. In giving these consents, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                            Very truly yours,


                                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM






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